Exhibit 10.9

AWAYSIS CAPITAL, INC.

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT, dated as of February 13, 2023 (the “Grant Date”), by and between Awaysis Capital, Inc., a Delaware corporation (the “Company”) and the Recipient (as defined below).

WITNESSETH THAT:

WHEREAS, the Company desires to grant Stock to the Recipient.

NOW, THEREFORE, IT IS AGREED, by and between the Company and Recipient, as follows:

1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a) The “Recipient” is Andrew Trumbach.

(b) The “Restricted Period” is the period beginning on the Grant Date and ending in installments on the Vesting Date(s) set forth in paragraph 3.

(c) “Stock” shall mean the Company’s Common Stock, $0.01 par value per share.

(d) “Covered Shares” means 50,000,000 restricted shares of Stock granted under this Agreement.

2. Award. The Recipient is hereby granted the number of Covered Shares set forth in paragraph 1(d).

3. Vesting. Subject to the limitations of this agreement, the Covered Shares shall vest in accordance with the following schedule (each such date, a “Vesting Date”): (i) 50% of the Covered Shares on the Grant Date; and (ii) 50% of the Covered Shares on December 1, 2023. In the event the Recipient is not an employee or member of the Board of Directors of the Company prior to or by any of the above vesting dates, the Shares not yet vested shall be irrevocably forfeited and no longer exercisable by the Recipient.

4. Other Agreements. Recipient agrees that it will (i) not distribute or resell in violation of the Securities Act of 1933, as amended, any of the Covered Shares, (ii) indemnify and hold the Company harmless against all liability for any such violation and (iii) accept all liability for any such violation.

5. Section 83(b) Election. RECIPIENT ACKNOWLEDGES THAT IT IS THE SOLE RESPONSIBILITY OF RECIPIENT AND NOT THE RESPONSIBILITY OF THE COMPANY TO DETERMINE WHETHER THE GRANT OF THE COVERED SHARES IS SUBJECT TO, OR WHETHER RECIPIENT SHOULD MAKE, AN ELECTION UNDER SECTION 83(B) OF THE CODE WITH RESPECT TO COVERED SHARES AND TO PROPERLY AND TIMELY FILE AN ELECTION UNDER SECTION 83(B) IF RECIPIENTS DETERMINES TO FILE SUCH AN ELECTION. SUCH ELECTION, IF APPLICABLE AND IF MADE, MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN THIRTY (30) DAYS AFTER THE GRANT DATE.

6. Restrictive Legends. The certificates, if any, for the Covered Shares shall be endorsed with the following restrictive legend in addition to any legend required to be placed thereon by applicable law:

“THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF FEBRUARY 13, 2023, AS MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, BETWEEN THE ISSUER OF SUCH SECURITIES AND THE HOLDER OF SUCH SECURITIES, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.”

7. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of Recipient, and subject to such rules and limitations as may be established by the Company from time to time, such withholding obligations may be satisfied through the surrender of Shares which Recipient already owns, or to which Recipient is otherwise entitled.

8. Restricted Stock Certificates to be Held by the Company. Unless otherwise agreed, certificates for some or all Covered Shares shall be held by the Company until such Covered Shares have become vested and will be transferred to the Recipient only after satisfaction of all federal, state and local income and employment tax withholding liabilities that arise either on account of the Section 83(b) election (if applicable) or the vesting of the Covered Shares.

9. No Stockholder Rights. This Restricted Stock Agreement shall not entitle the Recipient to any voting, economic or other rights as a stockholder of the Company until and unless the Covered Shares are vested in accordance with paragraph 3 above, and then only to the extent so vested, except as specifically set forth herein.

10. Transferability of Shares.

(a) Transferability of Covered Shares. Except as otherwise provided in this paragraph 10, none of the Covered Shares are or shall be transferable.

(b) Transferability of Vested Shares. Subject to the terms and conditions of this Agreement and applicable law, the Covered Shares shall become transferable only upon the applicable Vesting Date and then only in accordance with applicable law (including securities laws).

11. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

12. Administration; No Further Agreements. The authority to manage and control the operation and administration of this Agreement shall be vested in the Company, and the Company shall have all powers with respect to this Agreement. Any interpretation of the Agreement by the Company and any decision made by it with respect to the Agreement is final and binding on all persons. This Agreement represent the complete understanding between Recipient and the Company and supersedes any and all other agreements between the parties. No other promises or agreements shall be binding unless in writing and signed by Recipient and the Company.

13. Notices. Any written notices provided for in this Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by e-mail or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Recipient, at Recipient’s applicable contact information indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

14. Fractional Shares. In lieu of issuing a fraction of a share of Stock resulting from any adjustment of the Stock, the Company may either pay to Recipient an amount equal to the fair market value of such fractional Covered Share or round up to the nearest whole number.

15. Limitation on Implied Rights. The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

16. Amendment. This Agreement may only be amended by written agreement of Recipient and the Company.

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IN WITNESS WHEREOF, Recipient has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

RECIPIENT:

/s/ Andrew Trumbach
ANDREW TRUMBACH

COMPANY:

AWAYSIS CAPITAL, INC.

By:	/s/
Name:
Title:

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